Exhibit 99.1

Perrigo Company Announces Receipt of Requisite Consents for and Pricing of

Its Previously Announced Tender Offer and Consent Solicitation for its

2.950% Notes due 2023

[PERRIGO LOGO]

ALLEGAN, Mich., Nov. 21, 2013/PRNewswire/ — Perrigo Company (NYSE, TASE: PRGO) today announced that, in connection with its offer to purchase for cash (the “Tender Offer”) any and all of its 2.950% Notes due 2023 (the “Notes”) and related consent solicitation (the “Consent Solicitation”), it has received the requisite consents to amend the indenture governing the Notes. The terms and conditions of the Tender Offer and the Consent Solicitation, which are referred to collectively as the “Offer,” are described in an Offer to Purchase and Consent Solicitation Statement, dated November 5, 2013 (as amended, the “Statement”) and the related Consent and Letter of Transmittal, which has been sent to the holders of the Notes.

The Consent Solicitation expired at 5:00 p.m. New York City time on November 19, 2013 (the “Consent Deadline”). At the Consent Deadline, $571,647,000 million aggregate principal amount of Notes, representing 95.27% of the outstanding Notes, had been validly tendered and not withdrawn. As a result, the requisite number of consents have been received with respect to the Consent Solicitation. Accordingly, the Company and Wells Fargo Bank, National Association, the trustee (the “Trustee”) under the indenture governing the Notes, entered into a supplemental indenture (the “Supplemental Indenture”), which would amend the indenture under which the Notes were issued. The Supplemental Indenture will become operative when the Notes that have been validly tendered on or prior to the Consent Deadline are accepted for payment and paid for by the Company, which is expected to be on or about December 23, 2013. The Supplemental Indenture, when it becomes operative, will amend the indenture governing the Notes and the Notes to, among other things, eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due) and certain event of default and defeasance provisions therein and reduce the minimum redemption notice period from 30 days to three business days.

Holders of Notes validly tendered and not withdrawn at or prior to the Consent Deadline and accepted for purchase will be eligible to receive the “Total Consideration” specified in the table below, which includes the Consent Payment (as defined in the Statement). Holders of Notes validly tendered and not withdrawn after the Consent Deadline but at or prior to the Expiration Time (as defined below) and accepted for purchase will be eligible to receive the “Tender Offer Consideration,” namely the Total Consideration minus the Consent Payment specified in the table below. In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive Accrued Interest (as defined in the Statement) on those Notes from the last interest payment date with respect to those Notes to, but not including, the expected Settlement Date (as defined below).

CUSIP No.	Title of Security	Reference U.S. Treasury Security	Reference Yield	Fixed Spread	Total Consideration(1)	Consent Payment	Tender Offer Consideration(2)
714290AD5	2.950% Notes due 2023	2.00% U.S. Treasury Note due 2023	2.642%	20 bps	$1,008.65	$30	$978.65

(1)	Based upon a Reference Yield as of 2:00 p.m., New York City time, on November 20, 2013 and the resulting Tender Offer Yield (as defined in the Offer to Purchase) of 2.842%; excludes accrued and unpaid interest.
(2)	Represents the Total Consideration minus the Consent Payment.

The Tender Offer is expected to expire at 8:00 a.m., New York City time, on December 23, 2013 (such date and time, as it may be extended, the “Expiration Time”). The Settlement Date for Notes validly tendered on or before the Expiration Time is expected to be December 23, 2013. The withdrawal deadline of 5:00 p.m., New York City time, on November 19, 2013 (the “Withdrawal Deadline”) has passed and has not been extended. Holders of Notes who validly tendered their Notes prior to the Withdrawal Deadline, and Holders of Notes who validly tender their Notes after the Withdrawal Deadline but on or prior to the Expiration Time, may not withdraw their tendered Notes unless we are required to extend withdrawal rights under applicable law.

This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes.

The Tender Offer and the Consent Solicitation are conditioned upon, among other things, completing certain financing transactions and the acquisition of Elan Corporation, plc by Perrigo Company Limited. If any of the conditions are not satisfied, Perrigo is not obligated to accept for purchase, or to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer or to make any Consent Payments. Additionally, the Company has reserved the right to terminate the Tender Offer and the Consent Solicitation at any time and for any reason, including unfavorable market conditions. Full details of the terms and conditions of the Tender Offer and the Consent Solicitation are included in Perrigo’s Offer to Purchase and Consent Solicitation, dated November 5, 2013.

Requests for documents may be directed to D.F. King & Co., Inc. (the “Information Agent and Tender Agent”), at (212) 269-5550 (banks and brokers), (800) 290-6426 (all others) or perrigo@dfking.com.

Barclays Capital Inc. and HSBC Securities (USA) Inc. are acting as Dealer Managers (the “Dealer Managers”) and Solicitation Agents (the “Solicitation Agents”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or HSBC Securities (USA) Inc. at (212) 525-5552 (collect) or (888) HSBC 4 LM (toll free).

About Perrigo

From its beginnings as a packager of generic home remedies in 1887, Allegan, Michigan-based Perrigo Company has grown to become a leading global provider of quality, affordable healthcare products. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, animal health, dietary supplements and active pharmaceutical ingredients (API). The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of logistics operations have evolved over the years to include the United States, Israel, Mexico, the United Kingdom, India, China and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

No Offer or Solicitation

This announcement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in the Offer to Purchase and Consent Solicitation and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, the Information Agent and Tender Agent or the Dealer Managers and Solicitation Agents. None of the Company, the Information Agent and Tender Agent or the Dealer Managers and Solicitation Agents makes any recommendation in connection with the Tender Offer or the Consent Solicitation.

Cautionary Statement regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 29, 2013, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

General

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the Company disclaims any responsibility or liability for the violations of any such restrictions by any person.

SOURCE Perrigo Company